Exhibit 99.1
News Release
Investor Contact: Paul Fehlman, Vice President Financial Planning & Analysis and Investor Relations (972) 443-6517
Media Contact: Steve Boone, Director Global Communications and Public Affairs, (972) 443-6644
FOR IMMEDIATE RELEASE
Flowserve Acquires Valbart Srl, Italian Valve Manufacturer
DALLAS, July 16, 2010 – Flowserve Corp. (NYSE:FLS), a global leader in the fluid motion and control industry, announced today it has acquired Valbart Srl, a privately owned Italian manufacturer of trunnion-mounted ball valves (TMBV) used primarily in the oil and gas industry.
“We are very pleased with our acquisition of Valbart and have confidence that our customers will benefit from the addition of Valbart’s products to our portfolio,” said Mark Blinn, Flowserve president and chief executive officer. “Valbart’s premium technology, key position in the upstream and midstream oil and gas markets and demonstrated growth potential make it a compelling strategic fit for our organization.”
Valbart was acquired in a cash transaction valued at approximately $200 million (at current exchange rates, or approximately €156 million), which value includes approximately $32 million (approximately €25 million) of existing Valbart net debt that was repaid at closing. Flowserve funded the transaction proceeds with cash on hand. The other terms of the acquisition have not been disclosed.
The Valbart acquisition is expected to have a slightly dilutive impact on Flowserve’s 2010 earnings per share due to non-cash purchase price accounting effects from inventory revaluation, partially offset by expected favorable operations impact. The acquisition is estimated to be accretive to earnings per share in 2011. For more information about the acquisition of Valbart, please visit the “Investor Relations” section of www.flowserve.com.
Valbart, formed in 2003 and headquartered in Mezzago, Italy, specializes in the design, development and manufacture of a comprehensive range of API 6A and API 6D TMBVs in split-body, all-welded and top-entry configurations, which are predominantly used in upstream and midstream oil and gas applications.

For its fiscal year ended May 31, 2010, Valbart reported revenues of approximately $104 million (approximately €81 million) and operating income of approximately $22 million (approximately €17 million) on an unaudited basis.
“Valbart has quickly become a leader in the global TMBV market, with highly-efficient operations and an outstanding management team,” said Tom Pajonas, president, Flowserve Flow Control Division. “Valbart’s products fill a strategic gap in our product portfolio and significantly strengthen our ability to provide a more complete valve package to oil and gas projects. We believe that we can quickly and significantly grow Valbart through our established global sales and service network.”
“We are excited to become part of the Flowserve family,” said Roberto Bartolena, president, Valbart Srl. “Flowserve provides Valbart with the global reach we need to continue to grow the business and the resources to develop new products.”
Flowserve previously entered into a joint venture agreement with Valbart in December 2009 focused on combining Valbart’s ball valve technology with Flowserve’s high performance noise and cavitation-reducing trim designs. The joint venture has since created a trunnion-mounted control ball valve that is designed to deliver high performance.
About Flowserve
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.
About Valbart Srl
Valbart Srl, headquartered in Mezzago, Italy, specializes in designing and manufacturing API 6A and API 6D trunnion mounted ball valves and gate valves, and has been recognized as the fastest growing firm in its sector. For more information please visit www.valbart.com.
SAFE HARBOR STATEMENT: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.
The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, particularly in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses (including the Valbart Srl acquisition); our foreign subsidiaries autonomously conducting limited business operations and sales in certain countries identified by the U.S. State Department as state sponsors of terrorism; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.
All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.
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